Exhibit 99.1

EL PASO PIPELINE PARTNERS REPORTS DISTRIBUTABLE CASH FLOW UP 18 PERCENT VERSUS THIRD QUARTER 2013

EPB Declares Quarterly Distribution of $0.65 Per Unit

HOUSTON, Oct. 15, 2014 - El Paso Pipeline Partners, L.P. (NYSE: EPB) today announced its third quarter cash distribution per common unit of $0.65 ($2.60 annualized) payable on Nov. 14, 2014, to unitholders of record as of Oct. 31, 2014. This distribution is the same as the second quarter 2014 distribution.
“EPB had a good third quarter with distributable cash flow 18 percent higher than in the same period last year, and we expect to exceed our distributable cash flow budget for the full year,” said Chairman and CEO Richard D. Kinder. “Earnings before DD&A and certain items were $289 million, slightly favorable compared to $286 million for the third quarter of 2013. These results were attributable to contributions from EPB’s acquisition of Kinder Morgan, Inc.’s (KMI) interests in Ruby Pipeline, Gulf LNG and Young Gas Storage, partially offset by the previously announced rate case settlements that resulted in lower rates on Southern Natural Gas (SNG) and Wyoming Interstate Company (WIC) pipelines, along with lower rates on contract renewals on WIC.”
EPB reported third quarter distributable cash flow before certain items of $150 million, up 18 percent from $127 million for the same period last year. Distributable cash flow per unit before certain items was $0.65, a 12 percent increase from $0.58 for the third quarter of 2013. Net income was $130 million in the third quarter of 2014 compared to $141 million for the same period last year.
For the first nine months of 2014, EPB generated distributable cash flow before certain items of $454 million, a 7 percent increase from $425 million for the same period in 2013. Distributable cash flow per unit before certain items was $2.02 versus $1.96 for the first nine

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months last year. Net income before certain items was $434 million compared to $456 million for the first nine months of 2013. Including certain items, net income was $434 million for the first three quarters compared to $451 million for the same period last year.
Kim Dang Joins Office of the Chairman
The Kinder Morgan companies have named Chief Financial Officer Kim Dang to the Office of the Chairman. Ms. Dang will be involved in the strategic and policy decisions of the company, the day-to-day management of the company and the company’s capital allocation to new investments. “I’m delighted to add Kim to the Office of the Chairman in recognition of her contributions over the years, as well as the considerable talent and experience she will bring to bear on continuing our success at Kinder Morgan,” said Kinder. The Office of the Chairman also includes Chairman and CEO Rich Kinder and President and Chief Operating Officer Steve Kean.
2014 Outlook
KMI announced Aug. 10, 2014, that it will acquire all of the publicly held shares/units of Kinder Morgan Energy Partners, Kinder Morgan Management, and EPB in an approximately $70 billion transaction.  The boards of all of the Kinder Morgan companies voted to recommend the transaction to their respective unitholders and shareholders.  After the transaction, KMI will have a projected dividend of $2.00 per share for 2015, a 16 percent increase over the budgeted 2014 KMI dividend target of $1.72 per share.
KMI has received all necessary regulatory approvals except its Registration Statement on Form S-4 has not yet been declared effective by the Securities and Exchange Commission.  The company expects to announce the date of EPB’s unitholder meeting in the near future and continues to anticipate the transaction will close before year end.  For more information on this transaction, please visit the Kinder Morgan web site at www.kindermorgan.com.
Absent a close of the proposed transaction with KMI prior to the fourth quarter record date (typically in late January), EPB would expect to declare cash distributions of $2.60 per unit for 2014. Assuming the anticipated fourth quarter close of the transaction, all KMI shareholders as of the fourth quarter record date will receive the KMI dividend for that quarter.

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Other News

•
Work on a front-end engineering and design study is expected to be completed by early 2015 for the proposed Gulf LNG project to install LNG liquefaction and export facilities at the existing LNG regasification terminal near Pascagoula, Mississippi. The required environmental review by the Federal Energy Regulatory Commission (FERC) is also underway. In the second quarter of 2015, Gulf LNG Liquefaction Company (GLLC) expects to file with FERC for an application for Natural Gas Act Section 3 authorization to construct the project. As previously announced, the company entered into a memorandum of understanding with a third party to begin negotiations on a definitive liquefaction agreement. The proposed project, which already has Free Trade Agreement (FTA) LNG export authority, would provide up to 10 million tonnes per year of LNG export capacity. An application to export to non-FTA countries is pending. Subject to obtaining sufficient commitments from potential customers and regulatory approval, construction could begin in June 2016, with initial exports of LNG occurring in 2019.

•
Planning and engineering activities continue for the proposed Elba Liquefaction Project near Savannah, Georgia. In the first quarter, subsidiaries of EPB and Shell filed a certificate application with the FERC for the Elba Liquefaction Project, seeking authority to construct and operate new natural gas liquefaction and export facilities at EPB’s Southern LNG Company’s natural gas terminal on Elba Island, near Savannah. The project has already received FTA LNG export authority and an application to export to non-FTA countries is pending, although not a precondition for the liquefaction contract with Shell. At full development, the Elba Liquefaction Project is expected to have total capacity of approximately 350 million cubic feet per day of natural gas (2.5 million tonnes per year of LNG). EPB’s expected investment in the liquefaction project and related facilities is approximately $1.3 billion. Subject to regulatory approvals, initial production from the project is expected to occur in early 2017.

•
As previously announced, work continues on the Elba Express Company and SNG expansion projects to provide incremental natural gas transportation service to support the needs of customers in Georgia, South Carolina and northern Florida. Expansion capacity would also serve the proposed Elba Liquefaction Project.

Financings

•
EPB raised approximately $75 million in gross proceeds under its at-the-market equity program during the third quarter, bringing EPB’s total equity issuances to approximately $503 million through the first nine months of the year.

El Paso Pipeline Partners (NYSE: EPB) is a publicly traded pipeline limited partnership. It owns an interest in or operates more than 13,000 miles of interstate natural gas transportation pipelines in the Rockies and the Southeast, natural gas storage facilities with a capacity of over 100 billion cubic feet and LNG assets in Georgia and Mississippi. The general partner of EPB is

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owned by Kinder Morgan, Inc. (NYSE: KMI). Kinder Morgan is the largest midstream and the third largest energy company in North America with a combined enterprise value of approximately $120 billion. It owns an interest in or operates approximately 80,000 miles of pipelines and 180 terminals. Its pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. KMI owns the general partner interests of Kinder Morgan Energy Partners, L.P. (NYSE: KMP) and El Paso Pipeline Partners, L.P. (NYSE: EPB), along with limited partner interests in KMP, Kinder Morgan Management, LLC (NYSE: KMR) and EPB. For more information please visit www.kindermorgan.com.
Please join Kinder Morgan at 4:30 p.m. Eastern Time on Wednesday, Oct. 15, at www.kindermorgan.com for a LIVE webcast conference call which will include a discussion of EPB’s third quarter earnings.

The non-generally accepted accounting principles, or non-GAAP, financial measures of distributable cash flow before certain items, both in the aggregate and per unit, and earnings before depreciation, depletion, amortization, or DD&A, and certain items, are presented in this news release. Distributable cash flow before certain items is a significant metric used by us and by external users of our financial statements, such as investors, research analysts, commercial banks and others, to compare basic cash flows generated by us to the cash distributions we expect to pay our unitholders on an ongoing basis. Management uses this metric to evaluate our overall performance. It also allows management to simply calculate the coverage ratio of estimated ongoing cash flows to expected cash distributions. Distributable cash flow before certain items is also an important non-GAAP financial measure for our unitholders because it serves as an indicator of our success in providing a cash return on investment. This financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in the quarterly distributions we are paying pursuant to our partnership agreement. Our partnership agreement requires us to distribute all available cash. Distributable cash flow before certain items and similar measures used by other publicly traded partnerships are also quantitative measures used in the investment community because the value of a unit of such an entity is generally determined by the unit’s yield (which in turn is based on the amount of cash distributions the entity pays to a unitholder relative to unit price). The economic substance behind our use of distributable cash flow before certain items is to measure and estimate the ability of our assets to generate cash flows sufficient to make distributions to our investors.
We define distributable cash flow before certain items to be limited partners’ pretax income before certain items and DD&A, less sustaining capital expenditures for EPB, plus DD&A less sustaining capital expenditures for our equity method investees Bear Creek, WYCO, beginning January 1, 2013 Elba Liquefaction, and beginning April 30, 2014 Ruby Pipeline, Gulf LNG, and Young Gas Storage plus certain other income and expenses, net (which primarily

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includes deferred revenue, non-cash AFUDC equity and other items). Distributable cash flow before certain items per unit is distributable cash flow before certain items divided by average outstanding units. “Certain items” are items that are required by GAAP to be reflected in net income, but typically either (1) do not have a cash impact, for example, goodwill impairments, allocated compensation for which we will never be responsible, and results from assets prior to our ownership that are required to be reflected in our results due to accounting rules regarding entities under common control, or (2) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically, for example certain legal settlements, hurricane impacts and casualty losses. Management uses this measure and believes it is important to users of our financial statements because it believes the measure more effectively reflects our business’ ongoing cash generation capacity than a similar measure with the certain items included. For similar reasons, management uses earnings before DD&A and certain items in its analysis of the performance and management of our business. We believe earnings before DD&A and certain items is a significant performance metric because it enables us and external users of our financial statements to better understand our ability to generate cash on an ongoing basis. We believe it is useful to investors because it is a measure that management believes is important and that our chief operating decision makers use for purposes of making decisions and assessing our performance.
We believe the GAAP measure most directly comparable to distributable cash flow before certain items is net income. Our calculation of distributable cash flow before certain items, which begins with net income after adjusting for certain items that are specifically identified in the accompanying tables, is set forth in those tables. Net income before certain items is presented primarily because we use it in this calculation. Earnings before DD&A as presented in our GAAP financials is the measure most directly comparable to earnings before DD&A and certain items. Earnings before DD&A and certain items is calculated by adjusting for the certain items attributable to the partnership, which are specifically identified in the footnotes to the accompanying tables, from earnings before DD&A.
Our non-GAAP measures described above should not be considered as an alternative to GAAP net income, operating income or any other GAAP measure. Distributable cash flow before certain items and earnings before DD&A and certain items are not financial measures in accordance with GAAP and have important limitations as analytical tools. You should not consider either of these non-GAAP measures in isolation or as a substitute for an analysis of our results as reported under GAAP. Because distributable cash flow before certain items excludes some but not all items that affect net income and because distributable cash flow measures are defined differently by different companies in our industry, our distributable cash flow before certain items may not be comparable to distributable cash flow measures of other companies. Earnings before DD&A and certain items has similar limitations. Management compensates for the limitations of these non-GAAP measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision making processes.
This news release includes forward-looking statements. These forward-looking statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, based on information currently available to them. Although EPB believes that these forward-looking statements are based on reasonable assumptions, it can give no assurance

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that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in EPB’s reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they were made, and except to the extent required by law, EPB undertakes no obligation to update or review any forward-looking statement because of new information, future events or other factors. Because of these uncertainties, readers should not place undue reliance on these forward-looking statements.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
This communication may be deemed to be solicitation material in respect of the proposed acquisition by KMI of each of Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”) (collectively, the “Proposed Transactions”). KMI has filed with the Securities and Exchange Commission (“SEC”) an amendment to its registration statement on Form S-4 (“Registration Statement”), which contains a preliminary proxy statement for KMI and a preliminary proxy statement / prospectus for each of KMP, KMR and EPB. The Registration Statement has not yet been declared effective by the SEC. Each of KMI, KMP, KMR and EPB plan to mail to their respective security holders, as applicable, a proxy statement or proxy statement / prospectus in connection with the Proposed Transactions following the Registration Statement being declared effective by the SEC. The Registration Statement, the preliminary KMI proxy statement and each preliminary proxy statement / prospectus contain important information about KMI, KMP, KMR, EPB, the Proposed Transactions and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT, THE APPLICABLE PROXY STATEMENT OR PROXY STATEMENT / PROSPECTUS AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE KMI PROXY STATEMENT AND EACH DEFINITIVE PROXY STATEMENT / PROSPECTUS, IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR THE APPLICABLE PROXY STATEMENT / PROSPECTUS.

Investors and security holders will be able to obtain copies of the KMI proxy statement and each proxy statement / prospectus as well as other filings containing information about KMI, KMP, KMR and EPB, without charge, at the SEC’s website, http://www.sec.gov. Copies of documents filed with the SEC by KMI, KMP, KMR and EPB will be made available free of charge on Kinder Morgan, Inc.’s website at http://www.kindermorgan.com/investor/ or by written request by contacting the investor relations department of KMI, KMP, KMR or EPB at the following address: 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Investor Relations or by phone at (713) 369-9490 or by email at km_ir@kindermorgan.com.

NO OFFER OR SOLICITATION
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or

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qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION
KMI, KMP, KMR and EPB, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transactions. Information regarding the directors and executive officers of KMI is contained in KMI’s Form 10-K for the year ended December 31, 2013, and its proxy statement filed on April 9, 2014, each of which has been filed with the SEC. Information regarding the directors and executive officers of KMP’s general partner and KMR, the delegate of KMP’s general partner, is contained in KMP’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding the directors and executive officers of KMR is contained in KMR’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC. Information regarding the directors and executive officers of EPB’s general partner is contained in EPB’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.

CONTACTS
Media Relations	Investor Relations
Melissa Ruiz	(713) 369-9490
(713) 369-8060	km_ir@kindermorgan.com
melissa_ruiz@kindermorgan.com	www.kindermorgan.com

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El Paso Pipeline Partners, L.P.
Preliminary Consolidated Statements of Income
(Unaudited)
(in millions, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues	$352	$369	$1,087	$1,114
Costs, expenses and other
Operations and maintenance	61	68	166	177
Depreciation and amortization	53	49	160	144
General and administrative	20	21	59	63
Taxes, other than income taxes	20	19	64	63
	154	157	449	447
Operating income	198	212	638	667
Other income (expense)
Earnings from equity investments	18	3	35	9
Amortization of excess cost of equity investments	(8)	—	(14)	—
Interest expense, net	(78)	(75)	(227)	(226)
Other, net	—	1	2	1
Net income	$130	$141	$434	$451

Calculation of Limited Partners' interest in net income
Net income	$130	$141	$434	$451
Plus: Severance costs allocated to General Partner	—	—	—	1
Less: General Partner's 2% interest allocation	(3)	(3)	(9)	(9)
Less: General Partner's incentive distribution	(55)	(52)	(162)	(144)
Limited Partners' interest in net income	$72	$86	$263	$299

Limited Partners' net income per unit - Basic and Diluted
Net income	$0.31	$0.40	$1.17	$1.38
Weighted average units outstanding	231	218	225	217

Per unit cash distribution declared for the period	$0.65	$0.65	$1.95	$1.90

Notes:
Effective at the close of business on April 30, 2014, EPB acquired from KMI a 50% equity interest in Ruby Pipeline, an indirect 50% equity interest in Gulf LNG and an indirect equity interest of 47.5% in Young Gas Storage. Results related to these acquired equity method investments are included in "Earnings from equity investments" effective with the date of acquisition.

El Paso Pipeline Partners, L.P.
Preliminary Reconciliation of Distributable Cash Flow to Net Income
(Unaudited)
(in millions, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Earnings before DD&A, amortization of excess investments and certain items	$289	$286	$894	$888
DD&A and amortization of excess investments	61	49	174	144
Earnings contribution	228	237	720	744
General and administrative expense	(20)	(21)	(59)	(62)
Interest expense, net	(78)	(75)	(227)	(226)
Net income before certain items	130	141	434	456
Certain items
Non-cash severance costs (1)	—	—	—	(1)
SNG offshore assets hurricane repair costs	—	—	—	(2)
Sales and use tax reserve adjustment (2)	—	—	—	(2)
Sub-total certain items	—	—	—	(5)
Net Income	$130	$141	$434	$451
Plus: Severance costs allocated to General Partner (1)	—	—	—	1
Less: General Partner's 2% interest allocation	(3)	(3)	(9)	(9)
Less: General Partner's incentive distribution	(55)	(52)	(162)	(144)
Limited Partners' net income	$72	$86	$263	$299

Net income before certain items	$130	$141	$434	$456
Less: General Partner's 2% interest allocation	(3)	(3)	(9)	(9)
Less: General Partner's incentive distribution	(55)	(52)	(162)	(144)
Limited Partners' net income before certain items	72	86	263	303
Depreciation and amortization (3)	92	49	226	144
Sustaining capital expenditures (4)	(12)	(9)	(28)	(24)
Other (5)	(2)	1	(7)	2
DCF before certain items - Limited Partners	$150	$127	$454	$425

Net income / unit before certain items	$0.31	$0.40	$1.17	$1.40
DCF / unit before certain items	$0.65	$0.58	$2.02	$1.96
Weighted average units outstanding	231	218	225	217

Notes ($ millions):

(1)
Represents the non-cash severance costs included in General and administrative expense allocated to EPB from El Paso as a result of KMI's acquisition of El Paso in May 2012. EPB does not have any obligation nor did EPB pay any amounts related to this expense.

(2)	Non-cash reserve adjustment related to periods prior to July 2012.

(3)	Includes EPB's share of equity investees' DD&A: 3Q 2013 - $0.2, YTD 2013 - $0.6, 3Q 2014 - $31.4 and YTD 2014 - $52.5.

(4)	Includes EPB's share of equity investees' sustaining capital expenditures: 3Q 2013 - $0.8, YTD 2013 - $2.4, 3Q 2014 - 0.7 and YTD 2014 - $5.3.

(5)	Includes deferred revenue and other non-cash items such as AFUDC equity and other items.

Transport Volumes (BBtu/d) (6)	8,798	8,025	8,590	8,319

(6)	Includes pipeline volumes for WIC, CIG, SNG, CPG, Elba Express and Ruby. Volumes for the acquired pipeline are included for all periods.

El Paso Pipeline Partners, L.P.
Preliminary Abbreviated Consolidated Balance Sheets
(Unaudited)
(in millions)

	September 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$148	$78
Other current assets	202	226
Property, plant and equipment, net	5,797	5,879
Investments	1,807	87
Regulatory assets and other assets	217	225
TOTAL ASSETS	$8,171	$6,495

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Current maturities of long-term debt	$41	$77
Other current liabilities	275	200
Long-term debt	4,741	4,171
Other	90	108
Total liabilities	5,147	4,556

Partners' capital
Accumulated other comprehensive income	3	10
Other partners' capital	3,021	1,929
Total partners' capital	3,024	1,939
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$8,171	$6,495

Total Debt, net of cash and cash equivalents (1)	$4,642	$4,178
EBITDA (2) (3)	$1,174	$1,113
Debt to EBITDA	4.0	3.8

	Twelve Months Ended
	September 30, 2014	December 31, 2013
Net Income	$593	$610
Certain items	—	5
Depreciation and amortization (3)	280	198
Interest expense, net	301	300
EBITDA	$1,174	$1,113

Notes ($ millions):
(1) Amounts reflect the gross debt balance before unamortized discount of $8 for each of the periods presented.
(2) Amounts represent the last twelve months and are before certain items.
(3) Includes add back of EPB's share of equity investees' DD&A, which was approximately $52.7 and $0.7 for the twelve months ended September 30, 2014 and December 31, 2013, respectively.